UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011

CH ENERGY GROUP, INC.
(Exact name of registrant as specified in charter)

New York	0-30512	14-1804460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

284 South Avenue
Poughkeepsie, New York 12601-4839
(Address of principal executive offices) (Zip Code)

(845) 452-2000
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 28, 2011, CH Energy Group, Inc. (“CH Energy Group”) filed a Current Report on Form 8-K (the “Original Form 8-K”), which included disclosure of the voting results at CH Energy Group’s 2011 Annual Meeting of Stockholders held on April 26, 2011 (the “Annual Meeting”).  This Form 8-K/A is being filed solely to supplement the disclosures made under Item 5.07 of the Original Form 8-K regarding the frequency of future non-binding, advisory votes on executive compensation.

Item 5.07  Submission of Matters to a Vote of Security Holders

As reported in the Original Form 8-K, at the Annual Meeting, over a majority of the votes cast recommended that CH Energy Group conduct future advisory votes regarding executive compensation on an annual basis.

On June 2, 2011, after careful consideration of the voting results at the Annual Meeting, and upon the recommendation of the Compensation Committee, the Board of Directors of CH Energy Group determined that an advisory vote on executive compensation will be conducted on an annual basis until the next required non-binding advisory vote on the frequency of such votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: June 7, 2011	By:	/s/ Kimberly J. Wright
Kimberly J. Wright
Vice President - Accounting and Controller